August 26, 1997





Board of Trustees
Phoenix Worldwide Opportunities Fund
101 Munson Street
Greenfield, MA 01301

RE:      Registration Statement No. 2-16590

Gentlemen:

     I have served as counsel to the Phoenix Worldwide Opportunities Fund in connection with the registration on Form N-1A of an indefinite number of its shares of beneficial interest under the Securities Act of 1933 and the subsequent notification with respect to 7,582,131 such shares sold in reliance upon Rule 24f-2 under the Investment Company Act of 1940 during the fiscal year ended June 30, 1997 (the "Shares").

     Based on my review of the relevant materials, it is my opinion that the shares are legally issued, fully paid and non-assessable. I consent to the use of this opinion in connection with the Form 24F-2 to be filed with the Securities and Exchange Commission.

                                        Very truly yours,


                                        /s/ Thomas N. Steenburg
                                        -----------------------------
                                        Thomas N. Steenburg